SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 16, 2012

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place

Santa Ana, CA 92705

(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2012, the Board of Directors of Ingram Micro Inc. (the “Company”) promoted Alain Monié, age 61, to serve as the President and Chief Executive Officer of the Company, effective January 20, 2012.

Mr. Monié joined the Company as executive vice president in January 2003 and was appointed president of the Asia-Pacific region a year later. He was promoted to president and chief operating officer of the Company in August 2007 and resigned three years later to become chief executive officer of APRIL Management Pte., a multi-national industrial company based in Asia. On November 1, 2011, Mr. Monié returned to the Company as chief operating officer, re-assuming his prior responsibilities. Prior to joining the Company, Mr. Monié was the head of Latin American operations at Honeywell International and Asia-Pacific operations at Allied Signal Inc., where he led the company’s expansion into China and India. Mr. Monié has been a member of the Board of Directors of Amazon.com, Inc. since November 2008 and was recently elected to the Board of the Company in November 2011.

In connection with Mr. Monié’s promotion as the President and Chief Executive Officer of the Company, Mr. Monié will receive an annual base salary of $850,000, a target annual incentive bonus equal to 150% of his annual base salary under the Company’s annual executive incentive award program during fiscal year 2012 (with the opportunity to receive payment above the target amount for above-target performance but capped at 220% of the target annual incentive bonus), and certain grants of performance-based equity awards under the Company’s long-term incentive award programs. In addition, Mr. Monié will be subject to certain stock ownership guidelines based on his position as President and Chief Executive Officer of the Company.

Gregory M. Spierkel has also stepped down from his position as Chief Executive Officer of the Company effective January 20, 2012, and will resign from his position as a member of its Board of Directors effective April 15, 2012. Mr. Spierkel will remain with the Company to assist with the transition until April 15, 2012. Mr. Spierkel’s termination of employment with the Company will be treated as a termination by the Company without “cause” under the Company’s Executive Officer Severance Policy, and based on age and years of service, a “retirement” with respect to the outstanding equity awards held by Mr. Spierkel under the Company’s long-term incentive award programs.

Item 7.01 Regulation FD Disclosure.

On January 19, 2012, the Company issued a press release announcing that Mr. Monié was promoted to serve as the President and Chief Executive Officer of the Company, effective January 20, 2012, as successor to Gregory M. Spierkel whose service with the Company as Chief Executive Officer of the Company will be terminated effective January 20, 2012. A copy of this press release is attached to this Report as Exhibit 99.1.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated January 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President, Secretary and General Counsel

Date: January 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 19, 2012